EXHIBIT 10.11

SECURITY AGREEMENT

This Security Agreement, dated as of June 30, 2006 (the “Security Agreement”), is made by Golden Oval Eggs, LLC, a Delaware limited liability company, GOECA, LP, a Delaware Limited Partnership, and Midwest Investors of Iowa, Cooperative, an Iowa Corporation (each a “Grantor,” together the “Grantors”), for the benefit of Land O’Lakes, Inc., a Minnesota cooperative corporation (the “Secured Party”).

RECITALS

In connection with the closing of the transactions contemplated in that certain Asset Purchase and Sale Agreement dated as of May 23, 2006, between Golden Oval Eggs, LLC (“Golden Oval”) and certain affiliates of Secured Party (the “Asset Purchase Agreement”), Golden Oval has issued to Secured Party a Subordinated Promissory Note (the “Subordinated Note”) of even date herewith, which note was issued subject to the terms, conditions and restrictions more particularly described in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) of even date herewith between Golden Oval, Golden Oval’s senior lender and Secured Party;

It is a condition to Secured Party’s acceptance of the Subordinated Note that the Grantors deliver to Secured Party this Security Agreement to secure, subject to the Subordination Agreement, the obligations under the Subordinated Note.

ACCORDINGLY, in consideration of the foregoing and the agreements set forth below, the Grantors hereby agree as follows:

1.             Definitions. All capitalized terms that are not otherwise defined herein shall have the meanings given them in the Asset Purchase Agreement. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC.  In addition, the following terms have the meanings set forth below or in the referenced Section of this Agreement:

“Accounts” means all of each Grantor’s accounts, as such term is defined in the UCC, including each and every right of such the Grantor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by such Grantor or by some other person who subsequently transfers such person’s interest to the Grantor, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which such Grantor may at any time have by law or agreement against any account Grantor or other obligor obligated to make any such payment or against any property of such account Grantor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

“Collateral” means all of each Grantor’s personal property, including, without limitation, all of each Grantor’s Accounts, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any collateral account, and any items in any lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) any money, or other assets of each Grantor that now or hereafter come into the possession, custody, or control of the Secured Party; and (vi) proceeds of any and all of the foregoing.

“Default” means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

“Equipment” means all of each Grantor’s equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Secured Party by a Grantor.

“Event of Default” means (a) any party signing the Subordinated Note shall fail to pay any or all of the Obligations when due, or (b) any Grantor shall fail to observe or perform any covenant or agreement herein binding on it.

“General Intangibles” means all of each Grantor’s general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future Intellectual Property Rights, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use any Grantor’s name, and the goodwill of any Grantor’s business.

“Intellectual Property Rights” means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

“Inventory” means all of each Grantor’s inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

“Investment Property” means all of each Grantor’s investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, or encumbrance of any kind whatsoever, including, but not limited to the interest of the lessor or titleholder under any capitalized lease, title retention contract or similar agreement and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Obligations” means each and every debt, liability and obligation of every type and description arising under or in connection with the Subordinated Note.

“Permitted Liens” means the Security Interest and any Lien of Golden Oval’s senior lender as identified in the Subordination Agreement.

“Security Interest” has the meaning given in Section 2 hereof.

“UCC” means Uniform Commercial Code as in effect from time to time in the State of Minnesota.

2.             Security Interest. Subject to the terms of the Subordination Agreement, the Grantors hereby grant the Secured Party a security interest (the “Security Interest”) in the Collateral to secure payment of the Obligations.

3.             Grantors Acknowledgment/Financing Statements.  The Grantors hereby acknowledge that the grant of the Security Interest in Section 2 hereof constitutes a grant of a security interest in all of the collateral and authorizes the Secured Party to file financing statements designating the collateral described therein as “all personal property” of each Grantor.

4.             Representations, Warranties and Agreements. Each Grantor hereby represents, warrants and agrees as follows:

(a)           Title. Such Grantor (i) has absolute title to each item of Collateral in existence on the date hereof, free and clear of all Liens, except Permitted Liens, (ii) will have, at the time the Grantor acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all Liens, except Permitted Liens, (iii) will keep all Collateral free and clear of all Liens, except Permitted Liens, and (iv) will defend the Collateral against all claims or demands of all persons other than the Secured Party, except with respect to Permitted Liens. Except as permitted under the Credit Agreement, the Grantor will not sell or otherwise dispose of any Collateral or any interest therein, without the prior written consent of the Secured Party.

(b)           Legal Name; Chief Executive Office; Identification Numbers. Each Grantor’s correct legal name, chief executive office and principal place of business, federal employer identification number and organizational identification number are properly set forth by its signature below.

 (c)          Changes in Name, Location or Jurisdiction of Organization. No Grantor will change its name, business address, or jurisdiction of organization without prior written notice to the Secured Party.

(d)           Fixtures. No Grantor will permit any tangible Collateral to become part of or to be affixed to any real property without first assuring that the Security Interest will be prior and senior to any Lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein.

(e)           Miscellaneous Covenants. Each Grantor will:

(i)            keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;

(ii)           promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral;

(iii)          at all reasonable times, permit the Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect its books and records pertaining to the Collateral and its business and financial condition;

(iv)          keep accurate and complete records pertaining to the Collateral and pertaining to its business and financial condition and submit to the Secured Party such periodic reports concerning the Collateral and its business and financial condition as the Secured Party may from time to time reasonably request;

(v)           promptly notify the Secured Party of any material loss of or damage to any Collateral or of any material adverse change, known to it, in the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting Collateral;

(vi)          at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as the Secured Party may reasonably request, with any such policies containing a bank loss payable endorsement acceptable to the Secured Party; and

(vii)         not amend any financing statement in favor of the Secured Party as secured party except upon written authorization of the Secured Party.

5.             Remedies upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, the Secured Party may (but need not) take any and all actions the Secured Party is permitted to take as provided under the Subordination Agreement.

6.             Notices; Requests for Accounting. All notices and other communications hereunder shall be in writing and mailed or delivered (which delivery may be by telecopy) to the party to whom notice is being given at its address set forth in the Subordinated Note (with respect to the Secured Party), under its signature to this Agreement (with respect to each Grantor) or, as to each party, at such other address as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications, when delivered, shall be effective upon actual delivery, and when mailed shall be effective one business day after the date sent by nationally recognized overnight mail courier or delivery service, addressed as aforesaid.

7.             Miscellaneous. This Agreement has been duly and validly authorized by all necessary corporate action. This Agreement does not contemplate a sale of accounts, or chattel paper. This Agreement may be waived, modified, amended, terminated or discharged, and the Security Interest may be released, only explicitly in a writing signed by the Secured Party, and, in the case of amendment or modification, in a writing signed by each Grantor. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral. The Secured Party shall not be obligated to preserve any rights any Grantor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of each Grantor and the Secured Party and their respective successors and assigns and shall take effect when signed by each Grantor and delivered to the Secured Party, and each Grantor waives notice of the Secured Party’s acceptance hereof. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

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IN WITNESS WHEREOF, each Grantor has executed this Agreement as of the date and year first above written.

GOLDEN OVAL EGGS, LLC

By	/s/ Dana Persson

Its	President and Chief Executive Officer

FEIN:

MIDWEST INVESTORS OF IOWA, COOPERATIVE

By	/s/ Dana Persson

Its	President and Chief Executive Officer

FEIN:

GOECA, LP

By	/s/ Dana Persson

Its	President and Chief Executive Officer

FEIN: